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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-08789 and 333-52799) of Lucent Technologies Inc. of our report dated June 23, 2002 relating to the financial statements and the supplemental schedules of the Lucent Savings Plan, which appear in this Form 11-K.

     /s/ PricewaterhouseCoopers LLP

     Florham Park, NJ
     June 23, 2003